Exhibit 99.1

Portland General Electric One World Trade Center 121 S.W. Salmon Street Portland, OR 97204 News Release

FOR IMMEDIATE RELEASE
Feb. 16, 2024

Media Contact:	Investor Contact:
Sarah Hamaker	Nick White
Corporate Communications	Investor Relations
Phone: 435-513-0799	Phone: 503-464-8073

Portland General Electric announces 2023 financial results and initiates 2024 earnings guidance
•Full-year 2023 GAAP basis financial results of $2.33 per diluted share; full-year 2023 non-GAAP basis adjusted financial results of $2.38 per diluted share
•Initiating 2024 adjusted earnings guidance of $2.98 to $3.18 per diluted share and reaffirming 5% to 7% long-term earnings per share growth using 2022 non-GAAP adjusted base year

PORTLAND, Oregon -- Portland General Electric Company (NYSE: POR) today reported net income based on generally accepted accounting principles (GAAP) of $228 million, or $2.33 per diluted share, for the year ended December 31, 2023, which includes the $0.05 per diluted share Boardman revenue requirement settlement charge resulting from the Oregon Public Utility Commission’s (OPUC) 2022 General Rate Case (GRC) Final Order. After adjusting for the impact of the Boardman revenue requirement settlement charge, 2023 non-GAAP net income was $233 million, or $2.38 per diluted share.

This compares with GAAP net income of $233 million, or $2.60 per diluted share, for the year ended December 31, 2022, which includes the $0.14 per diluted share Wildfire and COVID deferral reversal charge resulting from the OPUC 2022 GRC Final Order deferral earnings test. After adjusting for the impact of the deferral reversal charge, 2022 non-GAAP net income was $245 million, or $2.74 per diluted share.

GAAP net income was $68 million, or $0.67 per diluted share, for the fourth quarter of 2023. This compares with GAAP net income of $50 million, or $0.56 per diluted share, for the fourth quarter of 2022.

“While our 2023 results were impacted by challenging operating conditions and power market volatility, we achieved important milestones that reduce risk and solidify our long-term growth trajectory,” said Maria Pope, PGE President and CEO. “Looking ahead, we are well-positioned to execute to meet increasing customer needs, enable the clean energy transition and strengthen our resilience to extreme weather.”

2023 Year in Review
Key strategic accomplishments in 2023 included:

•Invested $1,462 million in capital assets to address decarbonization, customer demand growth, grid resiliency and security, and risk mitigation;
•Filed the 2023 Integrated Resource Plan, which was acknowledged by the OPUC in January 2024;
•Entered into agreements for 475 MW of battery storage, 275 MW of which PGE will own, and 500 MW of hydropower contracts to improve grid flexibility and reliability;
•Advanced construction of the Clearwater Wind Development, bringing 311 MW of non-emitting energy online in January 2024;

•Submitted 16 federal grant applications and have been awarded eight grants totaling $314 million;
•Concluded the 2024 General Rate Case (GRC), which resulted in a $742 million, or 14%, increase in rate base, a provision to recover certain costs for Reliability Contingency Events, established a balancing account for PGE’s routine vegetation management expenses, and updates to PGE’s Income Qualified Bill Discount program.

2023 Earnings Compared to 2022 Earnings
•Total revenues increased due to higher demand from high-tech and digital customers and increased recovery of power costs, partially offset by lower residential and commercial usage;
•Net variable power costs increased due to the increase in average variable power costs primarily from the impacts of mild weather on renewable production, and higher system load;
•Operating and administrative expenses, net of deferral related items, increased slightly due to higher generation maintenance and grid resiliency costs, offset by lower administrative expenses from continued cost management actions;
•Depreciation and amortization and interest expense increased due to higher asset balances and higher long-term debt balances as a result of ongoing capital investment;
•Taxes other than income taxes increased due to higher property taxes;
•Other income increased as a result of increases in the value of the non-qualified benefit plan trust assets and higher other regulatory interest income, partially offset by a prior year settlement gain on a benefit plan; and
•Income tax expense increased primarily driven by lower research and development tax credit benefits.

2024 Earnings Guidance
PGE is initiating full-year 2024 adjusted earnings guidance of $2.98 to $3.18 per diluted share based on the following assumptions:
•Exclusion of the impacts of the January 2024 winter storm, including non-deferrable storm restoration costs and non-deferrable Reliability Contingency Event (RCE) costs;
•An increase in energy deliveries between 2% and 3%, weather adjusted;
•Normal temperatures in its utility service territory;
•Hydro conditions for the year that reflect current estimates;
•Wind generation based on five years of historical levels or forecast studies when historical data is not available;
•Normal thermal plant operations;
•Operating and maintenance expense between $815 million and $840 million which includes approximately $165 million of wildfire, vegetation management, deferral amortization and other expenses that are offset in other income statement lines;
•Depreciation and amortization expense between $475 million and $525 million;
•Effective tax rate of 10% to 15%;
•Cash from operations of $700 to $800 million;
•Capital expenditures of $1,310 million; and
•Average construction work in progress balance of $720 million.

Company Updates
Resource Planning and 2023 All-Source Request for Proposal Update
In Q1 2023, PGE filed with the OPUC its first combined Integrated Resource Plan (IRP) and Clean Energy Plan (CEP), which articulates the Company’s strategy to meet the 2030, 2035, and 2040 emission reduction targets, as mandated by Oregon law, through an equitable transition to a decarbonized grid. PGE currently estimates a total resource need of approximately 3,500 to 4,500 MW of renewable energy and non-emitting capacity in order to meet the Company’s 2030 emissions reduction target. Through the 2021 All-Source RFP, PGE procured 311 MW of wind resources and 475 MW of capacity, leaving a remaining need to procure of approximately 2,700 to 3,700 MW.

On January 25, 2024 the OPUC acknowledged PGE’s IRP, subject to certain conditions, providing regulatory support for PGE to pursue the near-term resource additions articulated in the Action Plan. PGE issued the RFP to market on February 2, 2024, seeking bids for resources that can provide non-emitting dispatchable capacity and renewable generation. PGE will accept and evaluate bids during the first quarter of 2024 and present a shortlist for acknowledgment to the OPUC later in the year.

2024 Wildfire Mitigation Plan

On December 29, 2023, PGE submitted to the OPUC the 2024 Wildfire Mitigation Plan (WMP) which outlines PGE’s approach to wildfire risk mitigation and guides PGE’s Wildfire Mitigation Program. The 2024 WMP forecasts $45 million in operations and maintenance costs and an additional $43 to $49 million in capital investments to continue system hardening efforts, expand situational awareness capabilities, implement specific inspection and maintenance, vegetation management, community and customer awareness, operational actions within High Fire Risk Zones, and other wildfire mitigation activities.

Quarterly Dividend
As previously announced, on February 9, 2024, the board of directors of Portland General Electric Company approved a quarterly common stock dividend of $0.475 per share. The quarterly dividend is payable on or before April 15, 2024 to shareholders of record at the close of business on March 22, 2024.

Fourth Quarter and Full Year 2023 Earnings Call and Webcast — Feb. 16, 2024
PGE will host a conference call with financial analysts and investors on Friday, February 16, 2024, at 11 a.m. ET. The conference call will be webcast live on the PGE website at investors.portlandgeneral.com. A webcast replay will also be available on PGE's investor website "Events & Presentations" page beginning at 2 p.m. ET on February 16, 2024.

Maria Pope, President and CEO; Joe Trpik, Senior Vice President of Finance and CFO; and Nick White, Manager of Investor Relations, will participate in the call. Management will respond to questions following formal comments.

Non-GAAP Financial Measures
This press release contains certain non-GAAP measures, such as adjusted earnings, adjusted EPS and adjusted earnings guidance. These non-GAAP financial measures exclude significant items that are generally not related to our ongoing business activities, are infrequent in nature, or both. PGE believes that excluding the effects of these items provides a meaningful representation of the Company’s comparative earnings per share and enables investors to evaluate the Company’s ongoing operating financial performance. Management utilizes non-GAAP measures to assess the Company’s current and forecasted performance, and for communications with shareholders, analysts and investors. Non-GAAP financial measures are supplementary information that should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP.

Items in the periods presented, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Boardman revenue requirement settlement charge associated with the year ended 2020, resulting from the OPUC's 2022 GRC Final Order.
•Non-cash Wildfire and COVID deferral reversal charge associated with the year ended 2020, resulting from the OPUC’s 2022 GRC Final Order deferral earnings test.

Items impacting 2024 earnings guidance, which PGE believes impact the comparability of comparative earnings and do not represent ongoing operating financial performance, include the following:

•Non-deferrable storm restoration costs and non-deferrable Reliability Contingency Event (RCE) costs resulting from the January 2024 winter storm

Due to the forward-looking nature of PGE’s non-GAAP adjusted earnings guidance, and the inherently unpredictable nature of items and events which could lead to the recognition of non-GAAP adjustments (such as, but not limited to, regulatory disallowances or extreme weather events), management is unable to estimate the occurrence or value of specific items requiring adjustment for future periods, which could potentially impact the Company’s GAAP earnings. Therefore, management cannot provide a reconciliation of non-GAAP adjusted earnings per share guidance to the most comparable GAAP financial measure without unreasonable effort. For the same reasons, management is unable to address the probable significance of unavailable information.

PGE’s reconciliation of non-GAAP earnings for the years ended December 31, 2023 and December 31, 2022 are below.

Non-GAAP Earnings Reconciliation for the year ended December 31, 2023

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2023	$228	$2.33
Exclusion of Boardman revenue requirement settlement charge	7	0.07
Tax effect (1)	(2)	(0.02)
Non-GAAP as reported for the year ended December 31, 2023	$233	$2.38

Non-GAAP Earnings Reconciliation for the year ended December 31, 2022

(Dollars in millions, except EPS)	Net Income	Diluted EPS
GAAP as reported for the year ended December 31, 2022	$233	$2.60
Exclusion of 2020 Wildfire and COVID deferral reversal charge	17	0.19
Tax effect (1)	(5)	(0.05)
Non-GAAP as reported for the year ended December 31, 2022	$245	$2.74
(1) Tax effects were determined based on the Company’s full-year blended federal and state statutory rate.

# # #

About Portland General Electric Company
Portland General Electric (NYSE: POR) is an integrated energy company that generates, transmits and distributes electricity to over 930,000 customers serving 1.9 million Oregonians. For more than 130 years, Portland General Electric (PGE) has powered social progress, delivering safe, affordable, reliable and increasingly clean electricity while working to transform energy systems to meet evolving customer needs. PGE customers have set the standard for prioritizing clean energy with the No. 1 voluntary renewable energy program in the country. PGE is committed to reducing emissions from its retail power supply by 80% by 2030 and 100% by 2040. PGE is recognized by the Bloomberg Gender-Equality Index for the company’s commitment to creating a more equal, inclusive workplace. In 2023, PGE employees, retirees and the PGE Foundation donated nearly $4.6 million and volunteered over 23,000 volunteer hours to more than 400 nonprofit organizations. For more information visit www.PortlandGeneral.com/news.

Safe Harbor Statement
Statements in this press release that relate to future plans, objectives, expectations, performance, events and the like may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent our estimates and assumptions as of the date of this report. The Company assumes no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

Forward-looking statements include statements regarding the Company's full-year earnings guidance (including assumptions and expectations regarding annual retail deliveries, average hydro conditions, wind generation, normal thermal plant operations, operating and maintenance expense and depreciation and amortization expense) as well as other statements containing words such as "anticipates," “assumptions,” “based on,” "believes," "conditioned upon,"

“considers,” “could,” "estimates," "expects," “forecast,” “goals,” “intends,” “needs,” “plans,” “predicts,” “projects,” “promises,“ “seeks,” "should," “subject to,” “targets,” “will continue,” “will likely result,” or similar expressions.

Investors are cautioned that any such forward-looking statements are subject to risks and uncertainties, including, without limitation: the timing or outcome of various legal and regulatory actions; changing customer expectations and choices that may reduce demand for electricity; the sale of excess energy during periods of low demand or low wholesale market prices; operational risks relating to the Company's generation and battery storage facilities, including hydro conditions, wind conditions, disruption of transmission and distribution, disruption of fuel supply, and unscheduled plant outages, which may result in unanticipated operating, maintenance and repair costs, as well as replacement power costs; delays in the supply chain and increased supply costs (including application of tariffs impacting solar module imports), failure to complete capital projects on schedule or within budget, failure of counterparties to perform under agreement, or the abandonment of capital projects, which could result in the Company's inability to recover project costs, or impact our competitive position, market share, revenues and project margins in material ways; default or nonperformance of counterparties from whom PGE purchases capacity or energy, which require the purchase of replacement power and renewable attributes at increased costs; complications arising from PGE’s jointly-owned plant, including ownership changes, regulatory outcomes or operational failures; the costs of compliance with environmental laws and regulations, including those that govern emissions from thermal power plants; changes in weather, hydroelectric and energy market conditions, which could affect the availability, cost and required collateral for purchased power and fuel; changes in capital and credit market conditions, including volatility of equity markets, reductions in demand for investment-grade commercial paper or interest rates, which could affect the access to and availability or cost of capital and result in delay or cancellation of capital projects or execution of the Company’s strategic plan as currently envisioned; general economic and financial market conditions, including inflation; the effects of climate change, whether global or local in nature; unseasonable or severe weather conditions, wildfires, and other natural phenomena and natural disasters that could result in operational disruptions, unanticipated restoration costs, third party liability or that may affect energy costs or consumption; the effectiveness of PGE’s risk management policies and procedures; PGE’s ability to effectively implement Public Safety Power Shutoffs (PSPS) and de-energize its system in the event of heightened wildfire risk; cyber security attacks, data security breaches, physical attacks and security breaches, or other malicious acts, which could disrupt operations, require significant expenditures, or result in claims against the Company; employee workforce factors, including potential strikes, work stoppages, transitions in senior management, and the ability to recruit and retain key employees and other talent and turnover due to macroeconomic trends; widespread health emergencies or outbreaks of infectious diseases such as COVID-19, which may affect our financial position, results of operations and cash flows; failure to achieve the Company’s greenhouse gas emission goals or being perceived to have either failed to act responsibly with respect to the environment or effectively responded to legislative requirements concerning greenhouse gas emission reductions; social attitudes regarding the electric utility and power industries; political and economic conditions; acts of war or terrorism; changes in financial or regulatory accounting principles or policies imposed by governing bodies; changes in effective tax rate; and risks and uncertainties related to All-Source RFP projects, including, but not limited to, regulatory processes, transmission capabilities, system interconnections, permitting and construction delays, legislative uncertainty, inflationary impacts, supply costs and supply chain constraints. As a result, actual results may differ materially from those projected in the forward-looking statements.

Risks and uncertainties to which the Company is subject are further discussed in the reports that the Company has filed with the United States Securities and Exchange Commission (SEC). These reports are available through the EDGAR system free-of-charge on the SEC’s website, www.sec.gov and on the Company’s website, investors.portlandgeneral.com. Investors should not rely unduly on any forward-looking statements.

POR
Source: Portland General Company

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in millions, except per share amounts)
(Unaudited)

	Years Ended December 31,
	2023	2022	2021
Revenues:
Revenues, net	$2,912	$2,636	$2,425
Alternative revenue programs, net of amortization	11	11	$(29)
Total Revenues	2,923	2,647	2,396
Operating expenses:
Purchased power and fuel	1,190	988	822
Generation, transmission and distribution	374	348	310
Administrative and other	341	340	336
Depreciation and amortization	458	417	404
Taxes other than income taxes	164	157	146
Total operating expenses	2,527	2,250	2,018
Income from operations	396	397	378
Interest expense, net	173	156	137
Other income:
Allowance for equity funds used during construction	19	14	17
Miscellaneous income, net	31	17	9
Other income, net	50	31	26
Income before income taxes	273	272	267
Income tax expense	45	39	23
Net income	$228	$233	$244

Weighted-average shares outstanding (in thousands):
Basic	97,760	89,290	89,481
Diluted	97,952	89,643	89,627

Earnings per share:
Basic	$2.33	$2.61	$2.72
Diluted	$2.33	$2.60	$2.72

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	As of December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$5	$165
Accounts receivable, net	414	398
Inventories, at average cost:
Materials and supplies	83	63
Fuel	30	32
Regulatory assets—current	221	54
Other current assets	182	498
Total current assets	935	1,210
Electric utility plant:
In service	13,329	12,421
Accumulated depreciation and amortization	(4,757)	(4,423)
In service, net	8,572	7,998
Construction work-in-progress	974	467
Electric utility plant, net	9,546	8,465
Regulatory assets—noncurrent	492	473
Nuclear decommissioning trust	31	39
Non-qualified benefit plan trust	35	38
Other noncurrent assets	169	234
Total assets	$11,208	$10,459

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS, continued
(In millions, except share amounts)
(Unaudited)

	As of December 31,
	2023	2022
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$347	$457
Liabilities from price risk management activities—current	164	118
Short-term debt	146	—
Current portion of long-term debt	80	260
Current portion of finance lease obligations	20	20
Accrued expenses and other current liabilities	355	641
Total current liabilities	1,112	1,496
Long-term debt, net of current portion	3,905	3,386
Regulatory liabilities—noncurrent	1,398	1,389
Deferred income taxes	488	439
Unfunded status of pension and postretirement plans	172	170
Liabilities from price risk management activities—noncurrent	75	75
Asset retirement obligations	272	257
Non-qualified benefit plan liabilities	79	83
Finance lease obligations, net of current portion	289	294
Other noncurrent liabilities	99	91
Total liabilities	7,889	7,680
Commitments and contingencies (see notes)
Shareholders’ equity:
Preferred stock, no par value, 30,000,000 shares authorized; none issued and outstanding	—	—
Common stock, no par value, 160,000,000 shares authorized; 101,159,609 and 89,283,353 shares issued and outstanding as of December 31, 2023 and 2022, respectively	1,750	1,249
Accumulated other comprehensive loss	(5)	(4)
Retained earnings	1,574	1,534
Total shareholders’ equity	3,319	2,779
Total liabilities and shareholders’ equity	$11,208	$10,459

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Years Ended December 31,
	2023	2022	2021
Cash flows from operating activities:
Net income	$228	$233	$244
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	458	417	404
Deferred income taxes	8	6	5
Allowance for equity funds used during construction	(19)	(14)	(17)
Pension and other postretirement benefits	5	13	24
Decoupling mechanism deferrals, net of amortization	(11)	(11)	29
Stock-based compensation	17	15	14
Regulatory assets	20	(46)	(158)
Regulatory liabilities	24	5	7
Tax credit sales	24	—	—
Other non-cash income and expenses, net	40	40	23
Changes in working capital:
Accounts receivable and unbilled revenues	(29)	(66)	(64)
Margin deposits	24	(80)	(29)
Accounts payable and accrued liabilities	(166)	157	61
Margin deposits from wholesale counterparties	(135)	82	58
Other working capital items, net	(20)	(22)	(21)
Contribution to non-qualified employee benefit trust	(7)	(9)	(11)
Asset retirement obligation settlements	(25)	(27)	(18)
Other, net	(16)	(19)	(19)
Net cash provided by operating activities	420	674	532
Cash flows from investing activities:
Capital expenditures	(1,358)	(766)	(636)
Purchases of nuclear decommissioning trust securities	(1)	(3)	(10)
Sales of nuclear decommissioning trust securities	1	3	12
Other, net	—	8	(22)
Net cash used in investing activities	(1,358)	(758)	(656)

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
(In millions)
(Unaudited)

	Years Ended December 31,
	2023	2022	2021
Cash flows from financing activities:
Proceeds from issuance of long-term debt	$600	$360	$400
Payments on long-term debt	(260)	—	(160)
Proceeds from issuances of common stock, net of issuance costs	485	—	—
Borrowings on short-term debt	—	—	200
Payments on short-term debt	—	—	(350)
Issuance of commercial paper, net	146	—	—
Proceeds from Pelton/Round Butte financing arrangement	—	25	—
Dividends paid	(179)	(158)	(150)
Repurchase of common stock	—	(18)	(12)
Other	(14)	(12)	(9)
Net cash provided by (used in) financing activities	778	197	(81)
Change in cash and cash equivalents	(160)	113	(205)
Cash and cash equivalents, beginning of year	165	52	257
Cash and cash equivalents, end of year	$5	$165	$52

Supplemental disclosures of cash flow information:
Cash paid for:
Interest, net of amounts capitalized	$136	$128	$120
Income taxes, net	12	37	16
Non-cash investing and financing activities:
Accrued capital additions	212	111	87
Accrued dividends payable	51	42	40

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS
(Unaudited)

	Years Ended December 31,
	2023		2022		2021
Retail revenues (dollars in millions):
Residential	$1,263	52%	$1,158	52%	$1,118	54%
Commercial	808	33	735	33	708	34
Industrial	368	15	312	14	279	13
Subtotal	2,439	100	2,205	99	2,105	101
Alternative revenue programs, net of amortization	11	—	11	1	(29)	(1)
Other accrued revenues, net	(3)	—	7	—	2	—
Total retail revenues	$2,447	100%	$2,223	100%	$2,078	100%
Retail energy deliveries (MWh in thousands):
Residential	7,952	37%	8,088	38%	7,978	39%
Commercial	7,178	34	7,198	34	7,193	35
Industrial	6,293	29	5,945	28	5,361	26
Total retail energy deliveries	21,423	100%	21,231	100%	20,532	100%
Average number of retail customers:
Residential	815,920	88%	809,573	88%	800,372	88%
Commercial	112,667	12	112,602	12	111,569	12
Industrial	273	—	269	—	268	—
Total	928,860	100%	922,444	100%	912,209	100%

PORTLAND GENERAL ELECTRIC COMPANY AND SUBSIDIARIES
SUPPLEMENTAL OPERATING STATISTICS, continued
(Unaudited)

	Heating Degree-Days			Cooling Degree-Days
	2023	2022	15-Year Average	2023	2022	15-Year Average
1st quarter	1,927	1,761	1,840	—	—	—
2nd quarter	554	760	628	195	75	101
3rd quarter	45	6	65	687	745	493
4th quarter	1,319	1,576	1,552	16	45	5
Total	3,845	4,103	4,085	898	865	599
Increase (decrease) from the 15-year average	(6)%	—%		50%	44%
Note: “Average” amounts represent the 15-year rolling averages provided by the National Weather Service (Portland Airport).

	Years Ended December 31,
	2023		2022
Sources of energy (MWh in thousands):
Generation:
Thermal:
Natural gas	10,981	40%	8,242	31%
Coal	2,214	8	2,186	8
Total thermal	13,195	48	10,428	39
Hydro	1,144	4	1,027	4
Wind	1,918	7	1,765	7
Total generation	16,257	59	13,220	50
Purchased power:
Hydro	4,646	17	6,297	24
Wind	846	3	824	3
Solar	1,055	4	723	3
Natural Gas	184	1	33	—
Waste, Wood and Landfill Gas	163	1	168	1
Source not specified	4,018	15	4,961	19
Total purchased power	10,912	41	13,006	50
Total system load	27,169	100%	26,226	100%
Less: wholesale sales	(6,950)		(6,000)
Retail load requirement	20,219		20,226